Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

HANCOCK FABRICS, INC. AND SUBSIDIARIES, ET. AL.
CASE NUMBER: 07-10353 (BLS)
OFFICE OF UNITED STATES TRUSTEE - REGION 3

FOR THE QUARTER ENDING July 4, 2009

TABLE OF CONTENTS

Statement/Report	Page Number

Post-Confirmation Quarterly Summary Report	2

Consolidated Balance Sheet	3

Allocation of Disbursements among Legal Entities	4

		OFFICE OF THE UNITED STATES TRUSTEE - REGION 3
		POST-CONFIRMATION QUARTERLY SUMMARY REPORT

Debtor's Name: Hancock Fabrics, Inc. and Subsidiaries

Bankruptcy Number: 07-10353
Date of Confirmation: August 1, 2008

Reporting Period (month/year): April 5 - July 4, 2009 (in 000's)

		Beginning Cash Balance:		2,686

All receipts received by the debtor:

	Cash Sales:			57,686

		Collection of Accounts Receivable:		0

		Proceeds from Litigation (settlement or otherwise):		0

		Sale of Debtor’s Assets:		5

		Capital Infusion pursuant to the Plan:		0

		Total of cash received:		57,691

Total of cash available:				60,377

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:

	Disbursements made under the plan, excluding the administrative
		claims of bankruptcy professionals:		(189)

	Disbursements made pursuant to the administrative claims of
		bankruptcy professionals:		(87)

		All other disbursements made in the ordinary course:		(57,349)

		Total Disbursements		(57,625)

Ending Cash Balance				2,752

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

Date:	July 28, 2009	Signature	/s/ Robert W. Driskell

		Name/Title:	Robert W. Driskell
			Chief Financial Officer

Balance Sheet
(in 000's)

		January 3,	April 4,	July 4,
		2009	2009	2009
	Assets
	Current assets:
	Cash and cash equivalents	4,169	2,685	2,751
	Receivables, less allowance for doubtful accounts	2,909	2,815	3,945
**	Inventories	106,194	101,803	98,339
	Income taxes refundable	-	-	-
	Prepaid expenses	2,248	1,679	2,521
	Total current assets	115,520	108,982	107,556

	Property and equipment, at depreciated cost	45,822	44,207	43,675
	Other assets	9,437	8,416	8,546
	Total assets	170,779	161,605	159,777
	Liabilities and Shareholders' Equity
	Liabilities not subject to compromise
	Accounts payable	23,001	20,290	19,088
	Credit facility: Revolver	33,376	30,882	14,344
	Credit facility: Notes	20,423	20,859	1,748
	Discount on Notes	(10,686)	(10,104)	31,515
	Accrued liabilities	14,366	14,234	21,313
	Other pre-petition obligations	2,154	2,418	(9,521)
	Capital Lease Obligations	3,284	3,271	3,241
	Postretirement benefits other than pensions	9,112	2,508	2,247
	Pension and SERP liabilities	5,584	21,854	22,564
	Other liabilities	8,071	8,006	7,900

	Liabilities subject to compromise
	Accounts payable	-	-	-
	Accrued liabilities	-	-	-
	Income taxes payable	-	-	-
	Capital Lease Obligations	-	-	-
	Postretirement benefits other than pensions	-	-	-
	Pension and SERP liabilities	-	-	-
	Other liabilities	-	-	-
	Total liabilities	108,685	114,218	114,439

	Total shareholders' equity	62,094	47,387	45,338
	Total liabilities and shareholders' equity	170,779	161,605	159,777

**
The Company elected to change its method of valuing inventory in the fourth quarter of 2008 from last-in, first-out (LIFO) to the weighted average cost method, which resulted in the elimination of a
LIFO reserve of approximately $42.1 million.

Allocation of Disbursements among Legal Entities
For the Post-Confirmation quarterly period ending July 4, 2009
(in 000's)

		Case #	April 4, 2009	July 4, 2009
	Hancock Fabrics, Inc.	07-10353	31,936	28,282
	Hancock Fabrics, LLC	07-10360	1,801	1,541
	Hancock Fabrics of Michigan, Inc.	07-10354	0	0
	HF Merchandising, Inc	07-10358	33,054	27,376
	Hancockfabrics.com, Inc.	07-10357	652 **	402
	HF Enterprises, Inc.	07-10359	14	12
	HF Resources, Inc.	07-10356	14	12
			67,471	57,625

Revenue allocation by entity
			April 4, 2009	July 4, 2009
	Hancock Fabrics, Inc.		62,433	55,776
	Hancock Fabrics, LLC		2,416	2,342
	Hancock Fabrics of Michigan, Inc.		-	-
	Hancockfabrics.com, Inc.		1,105	698
			65,954	58,816

Footnote:
Provided for the purpose of calculating the US Trustee fees under 28 USC Section 1930 (a).
Expenses were allocated to Hancock Fabrics, Inc., Hancock Fabrics, LLC, Hancock Fabrics MI, Inc., and
Hancockfabrics.com, Inc. based on the revenue of the entities.  The amounts for HF Merchandising, Inc.,
HF Enterprises, Inc. and HF Resources, Inc. were based on actual expenditures.

**	Expenses relative to Hancockfabrics.com were not properly stated in the previous reporting period
	and have been corrected on this current report